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                         SECURITIES AND EXCHANGE COMMISSION


                               WASHINGTON, D.C. 20549


                                      FORM 8-K

                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT: August 26, 1998
                 DATE OF EARLIEST EVENT REPORTED: July 30, 1998



                               HARMONY HOLDINGS, INC.
               (Exact name of registrant as specified in its charter)

           DELAWARE                   000-19577                95-4333330
           --------                   ---------                ----------
 (State or other jurisdiction   (Commission File No.)    (IRS Employer ID No.)
       of incorporation)


                724 FIRST STREET NORTH, MINNEAPOLIS, MINNESOTA 55401
                ----------------------------------------------------
                      (Address of principal executive offices)


                                   (612) 338-3300
                                   --------------
                (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

     (a) On July 30, 1998, the Company and certain of its subsidiaries entered into a $4,500,000 asset based revolving line of credit facility with Heller Financial, Inc., a commercial lender. The interest rate is based upon published prime rate plus 1.5%. The initial rate was 10%. The loan is also secured by all the Company's and certain of its subsidiaries' tangible and intangible assets. The Company also entered into a term loan in the amount of $500,000 with monthly payments of principal and interest. Interest on the term loan is based upon published prime rate plus 1.5%. The term loan has a balloon balance due on July 31, 2001, and is secured by all of the Company's and certain of its subsidiaries' tangible and intangible assets.

     (b) Reference is made to the cautionary statements of the Registrant, presented in the Registrant's Form 10-K for the fiscal year ended June 30, 1997, filed on September 25, 1997, as amended.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits

          10.1 Loan and Security Agreement by and between the Company and Heller Financial, Inc., dated July 30, 1998.

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                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 1998             HARMONY HOLDINGS, INC.



                         BY:       /s/ James G. Gilbertson
                                       James G. Gilbertson

                         ITS:      Chief Operating Officer

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                                   EXHIBIT INDEX


      EXHIBIT
        NO.                                 DESCRIPTION
--------------------------------------------------------------------------------
        10.1 Loan and Security Agreement by and between the Company and Heller Financial, Inc., dated July 30, 1998.